EXHIBIT 99.6

                               CONSENT OF DIRECTOR

I, Winston W. Walker, hereby consent to be a director of American Campus Communities, Inc. upon the consummation of its initial public offering and to the inclusion of my name and biography in the Registration Statement on Form S-11 and related prospectus of American Campus Communities, Inc. for such offering.

                                            /s/ Winston W. Walker
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                                            Winston W. Walker